UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 7, 2013

BBX CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-13133	65-0507804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 East Las Olas Boulevard

Suite 800

Fort Lauderdale, Florida 33301

(Address, including zip code, of principal executive office)

Registrant’s telephone number, including area code: (954) 940-4000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On June 7, 2013, BBX Capital Asset Management, LLC (“CAM”), a wholly owned subsidiary of BBX Capital Corporation (the “Company”), entered into a settlement agreement with respect to litigation between CAM and Daniel S. Catalfumo and certain members of his family and affiliated entities (collectively, “Catalfumo”) relating to the Company’s lending relationship with Catalfumo. Pursuant to the terms of the settlement agreement, Catalfumo has agreed to pay CAM $25 million in cash and to transfer to CAM certain property currently valued at approximately $14 million, in each case by August 5, 2013, subject to extension in accordance with the terms of the settlement agreement to a date no later than August 20, 2013. Interest on the $25 million payment will accrue at a rate of 12% per annum from August 5, 2013 through the date of payment. Catalfumo has also agreed to pay CAM an additional $5 million in cash by May 20, 2014. Catalfumo, at its discretion, may elect to make the $5 million payment on or before November 20, 2013. If the $5 million cash payment is not made by November 20, 2013, such payment will accrue interest at a rate of 4.75% per annum from May 20, 2013 through the date of payment. The settlement agreement was approved by the presiding bankruptcy court on June 11, 2013 but is subject to appeal for a period of 14 days from that date. The foregoing description of the settlement agreement is a summary only and is qualified in its entirety by reference to the full text of the settlement agreement, a copy of which is attached hereto as Exhibit 99.1.

On June 10, 2013, the Company issued a press release announcing the settlement agreement. A copy of the press release is attached hereto as Exhibit 99.2. The Company notes that the press release indicates a deadline of July 3, 2013, subject to extension, with respect to the $25 million cash payment and the property transfer. However, as described above, the $25 million cash payment and the property transfer are not required to be made pursuant to the terms of the final settlement agreement until August 5, 2013, subject to extension to a date no later than August 20, 2013, and the Company does not expect that the payment will be made to CAM or that the property will be transferred to CAM prior to that time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Settlement Agreement, dated June 7, 2013, by and between BBX Capital Asset Management, LLC and PGA Flyover Corporate Park, LLC and Daniel S. Catalfumo, individually and as beneficiary to the Firetrucks Trust Dated 28/10/08, and joined by PGA Transportation Oriented Development, LLC, Catalfumo Management & Investment Group, LLC, RCA Center II of Florida, LLC, Building 11A, LLLP, TBC HQ, LLLP, Susan W. Catalfumo, Cara Catalfumo, Alicia Catalfumo, Giovanni Catalfumo and Susan’s Passion, LTD

99.2	Press release dated June 10, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 13, 2013	BBX CAPITAL CORPORATION

	By:	/s/ John K. Grelle
John K. Grelle
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Settlement Agreement, dated June 7, 2013, by and between BBX Capital Asset Management, LLC and PGA Flyover Corporate Park, LLC and Daniel S. Catalfumo, individually and as beneficiary to the Firetrucks Trust Dated 28/10/08, and joined by PGA Transportation Oriented Development, LLC, Catalfumo Management & Investment Group, LLC, RCA Center II of Florida, LLC, Building 11A, LLLP, TBC HQ, LLLP, Susan W. Catalfumo, Cara Catalfumo, Alicia Catalfumo, Giovanni Catalfumo and Susan’s Passion, LTD

99.2	Press release dated June 10, 2013

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